                                                                   Exhibit 10.51


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                CONTRACT NUMBER:
                                 20MKK-0320022US


                                       ON

                   XIAN BROADBAND MULTI-MEDIA BUSINESS SYSTEM

                                      AMONG

                CHINA XIAN MACHINERY IMPORT & EXPORT CORPORATION

                                       AND

           CHINA TELECOM GROUP, SHANXI TELECOMMUNICATIONS CORPORATION

                                       AND

                              U.S. UTSTARCOM, INC.

                     TABLE OF CONTENTS OF PURCHASE CONTRACT

1.       Definition
2.       Subject Matter of Contract
3.       Price
4.       Payment and Terms of Payment
5.       Terms of Transportation
6.       Packing and Shipping Marks
7.       Shipment
8.       Installation, Testing, Test Run and Final Test
9.       Warranty
10.      Spare Parts
11.      Claims
12.      Force Majeure
13.      Arbitration
14.      Notice
15.      Amendment of Contract
16.      Customs Duties, Taxes and Other Expenses
17.      Miscellaneous
18.      Validity of Contract

                  Signature Page

         Appendices

         Appendix 1        List of Quotation for Equipment
         Appendix 2        Technology Proposal
         Appendix 3        Training Plan
         Appendix 4        Manual of Products
         Appendix 5        Reply to Questions re Quotation

                                PURCHASE CONTRACT

1.       Purchase Contract

         (a) This purchase contract of Xian broadband multi-media business system equipment and other related service contracts (hereinafter referred to as the "Contract") are made among China Xian Machinery Import & Export Corporation (hereinafter referred to as the "Buyer"), registered under the laws of the People's Republic of China and having its legal address at Building No. 4
(East), Jian Hua Hotel, No. 6 East Section, Huan Cheng Road (South), Xian, China Telecom Group, Shanxi Telecommunications Corporation (hereinafter referred to as the "End User"), registered under the laws of the People's Republic of China and having its legal address at No. 1 Gao Xin Road, Xian and U.S. UTStarcom, Inc. (hereinafter referred to as the "Seller"), having its address at 1275 Harbour Bay Parkway, Suite 100, Alameda CA 94502 by adhering to the principle of mutual benefits and friendly cooperation, through discussions and pursuant to the following terms and conditions:

         Chapter 1         Definition

         1.1 "Authorized representatives" shall mean people who exercise the rights on behalf of the parties to this Contract.

         1.2 "Contract Equipment" shall mean system equipment, spare parts and related software listed in Appendix 1 attached to this Contract.

         1.3 "Technical Services" shall mean services provided within the boundaries of [*] by the Seller to the Buyer and the End User.

         1.4 "Site" shall mean the spot where contract equipment is installed.

         1.5 "Readiness for Preparation of the Site" shall mean that prior to the arrival of the contract equipment at the Site, the Site provided by the Buyer and the End User is equipped with the conditions required by the Seller for the installation of the contract equipment; thus, the work for such installation may start.

         1.6 "Amended Application Forms" shall mean forms on the amendment of the scope, plan or price of the Contract.

         Chapter 2         Subject Matter of Contract

         2.1 The Buyer agrees to buy from the Seller the equipment and technical services provided in accordance with Appendix Nos. 1 and 2 attached to this Contract, and the Seller agrees to sell such equipment and services. Please refer to Appendix 2 attached to this Contract for detailed explanation of the equipment and the related technical services pursuant to this Contract.

         Chapter 3         Price

         3.1      The Buyer shall pay the Seller a total contract price of [*].

                           The contract price is [*].

         3.2 The contract price listed in 3.1 is based on the provisions of [*], and the expenses for shipping and insurance are paid up till to [*].

         3.3 The prices listed in 3.1 are fixed. Any amendment of the relevant contracts shall be unanimously made in writing by the parties to the Contract.

         Chapter 4         Payment and Terms of Payment

         4.1 The computation and display of prices listed in the Contract and the preparation and payment of all the invoices shall be carried out in [*].

         4.2 The total contract price set forth in 3.1 shall be paid by the Buyer by the following means and ratio:

                  4.2.1 Within [*] upon the official validity of this Contract, the Buyer shall pay [*] of the total contract price or [*]. The Buyer shall wire transfer such payment through the Buyer's bank within [*] upon receipt of the following documents:

                           a.  Export license issued by the government
                               authorities of the Seller's country or a certificate indicating no need of such export license;

                           b.  Five (5) copies of [*] pro forma invoices;

                           c.  Five (5) copies of [*] commercial invoices;

                           d.  Two (2) copies of [*] sight draft;

                           e. Original copy of air waybill indication "freight paid", and notification to China Xian Machinery Import & Export Corporation;

                           f.  Three (3) copies of a detailed packing list;

                           g. An original and a copy of the insurance policy covering all risks for [*] of the contract price; and

                           h. Two (2) copies of inspection certificates of quality and quantity or weight.

                  4.2.2    2nd Payment: [*] of the Contract Price

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                                  Upon arrival of the goods and after confirming
                           without error the following documents submitted by the Seller, the Buyer shall wire transfer [*] of the total contract price or [*] to the bank designated by the Seller in accordance with the provisions of the contractual clauses:

                           a. Three (3) originals and three (3) copies of commercial invoices for [*] of the total contract price indicating the contract number and the names of the goods.

                  4.2.3    Final Payment: [*] of the Total Contract Price

                                  The final payment, i.e. [*] of the total
                           contract price or [*], shall be paid via T/T by the Buyer to the Seller's designated bank upon arrival of the goods and against the following documents presented by the Seller:

                           a. Three (3) originals and three (3) copies of commercial invoices for [*] of the total contract price indicating the contract number and the names of the goods.

         4.3 Any bank expenses in connection with the aforementioned procedures for such payment occurred inside the People's Republic of China shall be borne by [*]; and any bank expenses occurred outside the People's Republic of China shall be borne by the [*].

         Chapter 5         Terms of Transportation

         5.1 All the equipment under this Contract shall be shipped to Xian pursuant to the provisions of [*].

         5.2 With [*] upon shipment of the contract equipment, the Seller shall notify the Buyer and the End User by fax of the contract number, date, commodities, quantities, value of invoices, gross weight, flight number and other information.

         5.3 The port of destination for the goods is Xianyang International Airport in Xian, and the [*] shall be responsible for the domestic transportation and insurance.

         Chapter 6         Packing and Shipping Marks

         6.1 All the equipment and materials supplied under this Contract shall be carefully packed in strong cases suitable for long-distance transportation by air, sea or land and well protected against changes of weather, dampness, rain, rust, shook on loading and unloading and erosions. If necessary, they should be shipped in well-sealed containers.

         6.2 The Seller shall mark packing cases for loose spare parts, indicating in English the contract number, names of the equipment and spare parts. In addition, spare parts and tools shall be marked with letters of "parts" or "tools".

         6.3 The Seller shall mark, in conspicuous English, the following contents on both sides of each packing case:

                  1)   Contract number;

                  2)   Shipping Mark: 20MKK-0320022US;

                  3)   Recipient;

                  4)   Port of Destination: Xian;

                  5)   Case number;

                  6)   Gross weight; and

                  7)   Measurement (length x width x height).

                       Based on the characteristics and different requirements of each packing case during the course of transportation, the Seller shall mark in English such cautions as "Handle with Care", "This Side Up", "Keep Dry" and any other conspicuous signs customarily used in the trade.

         6.4 The Seller shall enclose a set of packing list inside each packing case.

         Chapter 7         Shipment

         7.1 The Seller shall make one-time delivery of all the goods at the delivery date stipulated in the performance schedule (within [*] upon execution of the Contract).

         7.2 The Seller shall be liable for any delay of the delivery of the contract goods caused by its own fault.

         Chapter 8         Installation, Testing, Test Run and Final Test

         8.1 The [*] shall be responsible for the installation of the contract equipment under the supervision of the [*] technicians, and the [*] shall be responsible for the supervisory work of installation and system debugging, whereby the [*] technicians shall render assistance. The Seller's technical support shall comply with the integrated technology standards of engineering system for Xian broadband multi-media business system.

         8.2 Installation, testing and acceptance of the contract equipment shall be carried out in accordance with the performance schedule listed in Appendix 4 to this Contract.

         8.3 Upon completion of the contract equipment installation by the End User and of debugging by the Seller, the Seller should guarantee the requirements of stability performance for the contract equipment be met and that preparation be made for a test run. The Seller shall provide the End User with any written and related information [*] prior to the test run, and confirm the date for such test run. Thereafter, the test run will begin immediately.

         8.4 If, due to the Seller's reasons, the equipment does not comply with the allocation requirements, the Seller will solve the problem of such contract equipment at its own cost until they are up to the standards. The corresponding extension of the period of time for the test run shall be equal to the time spent by the Seller to solve the problem of such contract equipment.

         Chapter 9         Warranty

         9.1 The Seller warrants the equipment supplied hereunder to be free from defects in workmanship. The Seller's warranty for the quality of the equipment will commence upon execution of the certificate of qualification at the final test and continue for a period of [*]. During the warranty period, the Seller will, at its option, either repair or replace any parts not conforming to the above warranty. The Seller shall bear all the expenses for the return of such parts as well as the transportation charges for the return of such repaired or replaced parts to the installation site.

         9.2 If any part is determined to be returned by the parties, the End User shall complete a repair & maintenance form provided by the Seller and return the part, and the [*] shall bear the cost of transportation, insurance, loading and unloading of the faulty party to be returned to the Seller, and also be responsible for the return of the repaired or replaced part to the End User.

         9.3 The Seller shall make its best efforts to ship a replaced part within [*] upon identification by the End User of the faulty essential part affecting the system performance. The End User shall do its best to return the faulty part within [*] upon delivery of a replaced part by the Seller to the End User.

         9.4 If the Seller determines the need to dispatch its technicians to assist the End User in inspecting or repairing a faulty part at the site, any cost occurred during the warranty period shall be [*]. After the end warranty period, the Seller shall provide the Buyer with maintenance services, but the fees shall not exceed [*] of the discount price of the repaired unit.

         Chapter 10        Spare Parts

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

         10.1 The Seller agrees that it will exert its best efforts to provide spare parts for [*] upon delivery of the goods. The Seller warrants that it will notify the Buyer [*] ahead of time of any decision to suspend the production of certain parts in order to enable the Buyer to purchase enough parts for its inventory.

         10.2 The Seller agrees not to price any of the spare parts higher than [*].

         Chapter 11        Claims

         11.1 Within [*] upon arrival of the goods at the End User's site, the cases shall be opened by the End User in the presence of the Seller's representatives, and checked jointly by the representatives of both the End User and the Seller.

         11.2 In case of missing parts or damages due to the inadequate packing on the part of the Seller, the Buyer and the End User shall make a detailed record at the site or they may commission the China Commodity Inspection Bureau for a re-inspection. The representatives of the Buyer and the Seller shall draft and sign a proposal with a detailed list of the goods attached. Such proposal may serve proper evidence for the replacement or repair of missed or damaged parts. The replacement of missed parts and the repair of damaged parts shall be carried out in accordance with the provisions of Chapter 9, the warranty clause.

         11.3 In case of delayed shipment due to the Seller's fault, the Buyer may seek compensation from the Seller according to the following ratio: a penalty amounting to [*] of the total value of the goods plus interest shall be imposed per weak. Any fractional part of a week is to be considered as a full weak. The total amount of compensation shall not, however, exceed [*] of the total value of the goods involved in delayed shipment. The payment of compensation will not exclude the Seller from its obligations to execute the Contract. If the delayed shipment exceeds [*], the Buyer and the End User have the right to rescind part or whole of the Contract.

         11.4 The total amount of the aforementioned penalty shall not exceed [*] of the total contract price, which will be deducted at the time of payment due by the Buyer.

         Chapter 12        Force Majeure

         12.1 The Seller, the End User or the Buyer shall not be liable for any lass, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond their reasonable control including, but not limited to, the laws, regulations, acts or failure to act of any governmental authorities. Under such circumstances, the party affected by the force majeure event shall notify the other party within [*] after the occurrence of such event. If the performance of this Contract is prevented for the aforementioned reasons for a consecutive period of [*] or a longer time, any party has the right to terminate this Contract by way of a written notice.

         Chapter 13        Arbitration

         13.1 Any dispute arising out of the performance of this Contract shall be settled by the parties through friendly consultations. In case of no settlement through consultations, the said dispute shall be submitted for an arbitration.

         13.2 The place for the arbitration is Xian, China, and the said arbitration should be carried by Xian Arbitration Commission in accordance with its rules. This Contract is governed by the laws of the People's Republic of China.

         13.3 The arbitration award issued by the Arbitration Commission shall be final and binding on the parties. No party shall try to seek legal or any other channels to amend the arbitration award.

         13.4 The arbitration fees shall be covered by the losing party unless otherwise stipulated by the Arbitration Commission.

         13.5 During the arbitration, the parties shall continue to perform this Contract except for the part under arbitration.

         Chapter 14        Notice

         14.1 Any notice hereunder by the parties shall be in writing, and delivered by fax or similar communication means confirmed by the parties or registered mail to the following addresses:

                       The Seller:               U.S. UTStarcom, Inc.
                                Telephone:       001-510-8648800
                                Fax:             001-510-8648802

                       The Buyer:                China Xian Machinery Import
                                                 & Export Corporation
                                Telephone:       0086-29-2239614
                                Fax:             0086-29-2230418

                       The End User:             China Telecom Group, Shanxi
                                                 Telecommunications Corporation
                                Telephone:       86-29-8258899
                                Fax:             86-29-8258809

         14.2 Notices sent by fax or similar communications means shall be deemed as being effectively served on the sending day; notices sent by guaranteed or registered mail shall be deemed as being effectively served on the sending day when the prepaid postage is delivered.

         Chapter 15        Amendment of Contract

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

         15.1 Any amendment or memorandum made by the parties in relation to this Contract shall be executed by the authorized representatives of the parties.

         15.2 During the performance of this Contract, any increase, cancellation or amendment relating to the contract price, schedule and progress of the project may be submitted by the parties, and shall come into force only after the confirmation of the parties' approval and signatures.

         15.3 If any party fails to carry out its duties during the performance of this Contract, it shall bear the corresponding cost associated with such failure.

         Chapter 16        Customs Duties, Taxes and Other Expenses

         16.1 The [*] shall be responsible for the payment of any taxes or other financial obligations arising out of this Contract and levied at abroad.

         16.2 The [*] shall be responsible for the payment of any taxes or other financial obligations levied in China in relation to this Contract or import of equipment from abroad.

         16.3 The Seller shall be responsible for the payment of any taxes or other financial obligations levied in China in relation to this Contract or import of equipment from abroad.

         Chapter 17        Miscellaneous

         17.1 This Contract shall be kept confidential, and can only be disclosed or submitted to the government authorities pursuant to the laws.

         17.2 This contract from its main body of Chapter 1 to 18 and appendices 1 to 6 represents the unanimous agreement of the parties and their common understanding on the relevant negotiations and agreements, whether in oral or written form, prior to the execution of this Contract. Unless otherwise specified in this Contract, no other representations, understanding or agreements are contained in this Contract. Any party shall not be liable for anything beyond the terms, conditions, definitions, warranties, understanding or representations provided for in this Contract.

         17.3 This Contract shall be terminated upon completion of each party's duties and obligations.

         17.4     Technical Services

                  17.4.1 The Seller is obliged to provide the following services within [*] after the delivery of the goods:

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

                           a. To provide 24-hour [ILLEGIBLE] online technical consultations, and warrants timely response to eliminate or reduce the occurrence of any breakdown.

                           b. To send a maintenance team to solve the problem at the site within [*] upon receipt of a notice.

         Chapter 18        Validity of Contract

         This Contract is made in three (3) copies, and shall be jointly entered into and executed by the representatives of the parties.

         Buyer:       China Xian Machinery Import & Export Corporation



         Authorized Representative: (Signature)
         Date of Signature:         9/29/00


         Seller:      U.S. UTStarcom, Inc.


         Authorized Representative: (Signature)
         Date of Signature:         9/29/00




         End User:    China Telecom Group, Shanxi Telecommunications Corporation


         Authorized Representative: (Signature)
         Date of Signature:         9/29/00



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